Exhibit 99.2

Thryv Holdings Announces Public Offering of Common Stock

DALLAS, TX., PRNewswire/ -- Thryv Holdings, Inc. (“Thryv” or the “Company”) (NASDAQ: THRY) announced today that it has commenced an underwritten public offering of $75.0 million of shares of its common stock, subject to market and other conditions. In connection with the proposed offering, Thryv intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering.

Thryv intends to use the net proceeds from this offering to fund a portion of the purchase price for its previously announced acquisition of Infusion Software, Inc. (d/b/a Keap).

RBC Capital Markets, LLC is acting as sole book-running manager for the offering. RBC Capital Markets may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The offering is being conducted as a public offering pursuant to Thryv’s effective shelf registration statement on Form S-3ASR under the Securities Act of 1933, as amended. The offering is being made only by means of a preliminary prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available free of charge on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to this offering of securities may also be obtained from RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Equity Capital Markets, Facsimile: (212) 428-6260.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

ABOUT THRYV HOLDINGS

Thryv is the provider of the leading do-it-all small business software platform that empowers small businesses to modernize how they work. It offers small business owners everything they need to communicate effectively, manage their day-to-day operations, and grow — all in one place — giving up to 20 hours back in their week. Thryv’s customizable platform features three centers: Thryv Command Center, a freemium central communications hub, Business Center™ and Marketing Center™. Approximately 300,000 businesses globally use Thryv to connect with local customers and take care of everything they do, start to finish.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s expectations relating to the proposed offering, the intended use of proceeds therefrom and the Pending Acquisition.  These forward-looking statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as we, Thryv or management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears” or other similar words or phrases. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Results may be materially affected by factors such as: potential volatility in the capital markets and their impact on the ability to complete the proposed offering; risks associated with the Pending Acquisition, including its consummation or the successful integration of Keap with the Company; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the Pending Acquisition by customers, competitors, suppliers and employees; conditions affecting the industry generally; and conditions in the securities market that are less favorable than expected. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

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Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

Source: Thryv Holdings